Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158097 on Form S-3 and Registration Statement No. 333-144315 on Form S-8 of our report dated June 29, 2010, relating to the consolidated balance sheet of Spectra Energy Partners (DE) GP, LP as of December 31, 2009, appearing in this Current Report on Form 8-K of Spectra Energy Partners, LP dated June 29, 2010.

/s/ Deloitte & Touche LLP

Houston, Texas

June 29, 2010